Exhibit 10.12
                                 Lease Agreement

Party A: Hainan Zhongfu Going-abroad Personnel Service Center
Party B: Hainan Helpson Medical & Biotechnology Co., Ltd

The agreement is made on the behalf of both parties A and B to take the property known as Jiahai building. Two parties hereby agree as follows:

1.    Property

      Party A as the sole landlord of Jiahai building must to make sure the premise has not been sold and deposited before this agreement. Party A is also responsible for the property management during the term. The property ownership certificate number is 10875 (refer to Appendix 1 ownership certificate).

      Party A agrees to let 2nd floor with 676 square meter of Jiahai building to party B.(refer to Appendix 2, planar graph)

      Party B agrees to take the 2nd floor of Jiahai building for private use.

      Party A agrees that Party B has the right to use public facility throughout the term, the facilities include but not limit to elevators, stairs and route way.

      Party A agrees to provide Party A one free underground parking place.

2.    Term

      The period of the agreement commences on 21st Nov. 2000 and ends on 20th Nov. 2010.

3.    Rent

      The monthly rent is RMB3600.00, agreed by both parties.

      Rent includes property management expenses, maintenance bonds and security charges. Party A is responsible for these expenses.

      Rent do not include public cleaning service charge, that Party B should be responsible for the monthly payment of RMB 10.00.

      Fixed rent agreed only for the term of five years from 21st Nov. 2000 to 20th Nov. 2005. From 21st Nov. 2005 to 20th Nov. 2010. Monthly rent may be fluctuated around 5% up/down according to the increase/decrease trend of national housing rent rate.

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4. Water and electronic charges

      Party A agrees to install water and electronic meter reading facilities for the property. Party B agrees to pay for all actual services charges for water and electricity to Party A.

      Party A takes all responsibility for any inconveniences caused by using or keeping the water and electronic charge fees for its own use. Part A will not be hold responsible for any lose to Party B caused by the water and electronic suppliers.

      Party B will be held responsible for cutting off water and electricity supply when payment is delayed from Party B.

      Water charges RMB2.30/m(3) and electricity charges RMB1.20/ kilowatt hour. (Actual charge refer to current public standard)

5.    Deposit

      Party B pays the Deposit of RMB3600.00 as security for the performance of any breach of obligation, such as underpayment of water or phone bills.

      Party B pays the water, electricity, cleaning services and the monthly rent in the 10th of every month.

6.    Decoration

      Party B is allowed to decorate the property without changing the construction structure. Party B must to ensure that Party A has checked the plan of decoration before the implementation take place. Paty A must provide a written agreement within 3 days, otherwise, Party A will be responsible for any lost of Party B.

      Agreed by both parties, the total decoration expenses are RMB 300,000.00 with 10 years Depreciation. Party A will return Party B the rest of depreciated value of the property if Party A terminates the agreement in the middle term. Party A will not responsible for any costs if Party B terminates the agreement.

      Party B must ensure not to cause damage to the structure of the property during the decoration period. And it is responsible for any damage caused.

7. Responsibilities of Party A over the property

      Must ensure not to sell, deposit and sublet the property during the agreement term.

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      Must make sure they,  or anybody else on their  behalf,  do not  interrupt
Party B's use of the premises. Party B has the independent use right of the property during the rent.

      Must ensure convenient and secured use of public facilities and the supply of water and electricity. Party A also must to keep the public property in a reasonable cleaning condition.

      Must ensure it is the sole owner of the property. Party A is responsible for all related tax expenses.

8. Responsibilities of Party B over the property

      Must ensure the efficient use of the property. It is responsible for assisting fire and security management.

      Must make sure to pay the monthly rent and related expenses on time.

      Taking responsibility for the charges from phone call and reasonable cost of facilities.

9.    Sublet

     Party A has the right to sublet this property to third party if this sublet is agreed by party B.

10.   Liability for Breach of Contract

      If Part A delay the handing over of this property, Party A will be charged with 5% of monthly rent as a penalty per day.

      Party A is responsible for any failures of the regular water and electricity supply.

      Party A is not allowed to sublet this property to third parties. The contract with third party will also not valid over this agreement term.

      Party A must to notice Party B in advance if Party A plan to sell this property during the agreement term. Under the same condition, Party B has the priority right to purchase this property. This agreement still has legal effect with those who have bought this property.

       Property management fees are included in the rent. Therefore, Party A is responsible for the legal responsibilities of property management. All related fees and responsibilities will be complying with the change of property management service.

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       If no further contract is agreed when this agreement mature. Party B will be responsible for the rent, water and electricity expenses caused and pay 5% of rent daily as breach of agreement.

      Party B must to ensure not to use the Property for any illegal or immoral purposes

      Party B is responsible for fire, water and other incidents caused by Party B.

11.    Termination

      Party A has the right to terminate this agreement if Party B fails to pay the required rent for one month.

       Party B has the right to terminate this agreement if Party A could not ensure the security of the property and the water and electricity supply for one month.

      This agreement is legally terminated without the agreement by both parties in the case that all conditions of termination are legally met. There is 2 months rent as penalty to the party who terminate this agreement.

      The claim for indemnification will not be affected by termination of this agreement.

       Both parties are not allowed to terminate this agreement by themselves. The termination has to be noticed 30 days in advance. There is 2 months rent as penalty to the party who terminate this agreement.

12.   Others

      Party  A  is  the   landlord  of  the   property   and  has  to  take  all
responsibilities for property management.

      Appendixes used in this agreement are signed to take the legal effect.

      Party A may be not responsible for anything happened over the capability of human.

Party (A) Hainan Zhongfu Going-abroad Personnel Service Center

Legal Representative

Contact address: Jiahai Building, No. 17 Jinpan Rd., Haikou

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Phone:86-898-6819078

Party(B) Hainan Helpson Medical & Biotechnology Co., Ltd

Legal representative

Contact address

Phone


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                         Housing Rent Adjustment Notice


To: Hainan Helpson Medical & Biotechnology Co., Ltd

According  to the Item 3 and Item 4 in our Lease  Agreement  and the real  state
price  in  our   district,   we'd  like  to  adjust   the   housing   rent  from
RMB3600.00/month to RMB3780.00/month from July 21, 2006.

Sincerely yours,


                            Hainan Zhongfu Going-abroad Personnel Service Center
                                                                   Aug. 25, 2006